UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________

Date of report (Date of earliest event reported): May 28, 2015
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
 __________________

Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 28, 2015, American Residential Properties, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. The matters on which stockholders voted, in person or by proxy, were:

(i)	Proposal One: to elect the directors of the Company to serve until its 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

(ii)	Proposal Two: to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

All of the nominees were elected and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Proposal One:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Douglas N. Benham	26,579,522	32,540	1,311,813
David M. Brain	26,579,430	32,632	1,311,813
Keith R. Guericke	26,486,663	125,399	1,311,813
Laurie A. Hawkes	26,218,121	393,941	1,311,813
Todd W. Mansfield	26,579,430	32,632	1,311,813
Stephen G. Schmitz	26,397,716	214,346	1,311,813

Proposal Two:
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year:

Votes For	Votes Against	Abstentions
27,856,805	65,977	1,093

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Date: June 1, 2015	By:	/s/ Shant Koumriqian
Shant Koumriqian
Chief Financial Officer and Treasurer